EXHIBIT (a)(2)


                                 FIRST AMENDMENT
                                       To
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


           THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, made as of the 30th day of September, 1996 (the "First Amendment"), by and between DOUGHTIE'S FOODS, INC., a Virginia corporation (the "Borrower), and CRESTAR BANK, a Virginia banking corporation (the "Bank"), provides as follows:

     1. Recitals. The Borrower and the Bank are parties to that certain Amended and Restated Credit Agreement dated as of June 14, 1996 (the "Agreement"). The parties desire to amend and restate the Agreement as hereinafter set forth. Capitalized terms used in this Amendment shall have the meanings specified in the Agreement unless otherwise defined herein. On or about August 27, 1996, Dutterer's merged with TWB Gourmet Foods, Inc., a Virginia corporation and a subsidiary ("TWB"). TWB is the surviving corporation of such merger (the "Merger").

     2.     Amendments.

             (a)     Annex I to the Agreement is hereby amended as follows:

                      (i) The  definition of  "Dutterer's"  is hereby amended to read, in its entirety, as follows:

                      "Dutterer's" shall mean Dutterer's of Manchester Corp., a Maryland corporation and a Subsidiary, and its successors and assigns (including, without limitation, TWB Gourmet Foods, Inc., a Virginia corporation and a Subsidiary, as successor by merger).

                     (ii) The definition of "Termination Date" is hereby amended to read, in its entirety, as follows:

                      "Termination Date" shall mean July 31, 1998, or such earlier date as the Commitment shall terminate as provided herein or such later date as may hereafter be agreed to by the Bank in writing.

             (b) Section 7.11 of the Agreement is hereby amended to read, in its entirety, as follows:

                      7. 11 Current Ratio. Permit the ratio of current assets to the sum of (i) current liabilities, plus (ii) the unpaid balance of the Revolving Credit Note, to be less than 1.25:1.0.

     3. Representations and Warranties. The Borrower hereby represents and warrants as follows:

            (a) The representations and warranties of the Borrower and Dutterer's set forth in the Loan Documents are true and correct on and as of the date hereof as though made on and as of such date except insofar as such representations and warranties relate expressly to an earlier date;

            (b) After giving effect to the First Amendment, there exists no Event of Default and no condition, act or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

            (c) As a result of the Merger, title to the Maryland Real Property and the VAFSI Note has been vested in TWB, and TWB has all liabilities of Dutterer's under the Dutterer's Guaranty, the Maryland Deed of Trust and the Dutterer's Security Agreement (collectively, the "Dutterer's Security Documents").

     4. Miscellaneous. Except as expressly amended hereby, the Agreement is hereby ratified and confirmed as in full force and effect.

     5. TWB. TWB joins in the First Amendment for the purpose of confirming to the Bank the representations and warranties set forth in section 3(c) hereof. TWB hereby covenants that it will perform all obligations of Dutterer's under the Dutterer's Security Documents, on the terms and subject to the conditions thereof.

     IN WITNESS WHEREOF, the Borrower, TWB and the Bank have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                  DOUGHTIE'S FOODS, INC.

                                  By    /s/ Marion S. Whitfield, Jr.
                                  ---------------------------------------
                                  Title: Senior Vice President


                                  TWB GOURMET FOODS, INC.

                                  By    /s/ Marion S. Whitfield, Jr.
                                  ---------------------------------------
                                  Title: Director & Authorized Agent


                                  CRESTAR BANK
                                  By    /s/ Bruce W. Nave
                                  ---------------------------------------
                                  Title:  Vice President